UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Erasca, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Erasca, Inc.

Annual Meeting of Stockholders

Thursday, June 20, 2024 11:30 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ERAS for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/ERAS

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/ERAS

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 10, 2024.

SEE REVERSE FOR FULL AGENDA

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Erasca, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2

PROPOSAL
1.

To elect two directors to serve as Class III directors for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

1.01 Jean I. Liu, J.D.

1.02 Pratik S. Multani, M.D.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3,	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.